Exhibit 99.1

Nine Energy Service Announces Third Quarter 2021 Results

•	Total liquidity position of $85.4 million as of September 30, 2021

•	Revenue, net loss and adjusted EBITDAA of $92.9 million, $(16.1) million and $4.5 million, respectively, for the third quarter of 2021

•	Third quarter basic loss per share of $(0.53)

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported third quarter 2021 revenues of $92.9 million, net loss of $(16.1) million, or $(0.53) basic loss per share, and adjusted EBITDA of $4.5 million. For the third quarter 2021, adjusted net lossB was $(15.7) million, or $(0.51) adjusted basic loss per shareC.

The Company had provided original third quarter 2021 revenue guidance between $95.0 and $103.0 million, with actual results falling slightly below the provided range, but still representing a sequential revenue increase of approximately 9% quarter over quarter.

“Sequential revenue increases this quarter of approximately 9% outpaced EIA US completions, which increased approximately 6% over the same time period, but was less than what we anticipated due mostly to labor constraints in the Permian Basin,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “Because of our inability to field labor, we were unable to complete all anticipated wireline jobs in the region. By the end of the quarter, we were able to fill most of our labor needs for our Permian wireline operations but do anticipate labor shortages will continue to be a significant challenge for Nine and the collective OFS industry moving forward.”

“During Q3, we continued to see moderate activity increases with both US completions and active frac crews increasing between 5-6% quarter over quarter. Pricing for products and services remains low, and most price increases today are being offset by simultaneous price inflation for labor and materials. During the quarter, we had approximately $2.4 million of one-off items that positively affected earnings and adjusted EBITDA.”

“All of our service lines’ revenues increased sequentially, with our Completion Tool and Coiled Tubing service lines performing particularly well. Our Completion Tool performance was driven mostly by an increase in our Dissolvable Stinger units sold, which increased by approximately 18% quarter over quarter. We believe dissolvable plugs will continue to take share in the US and international markets, especially as labor and equipment availability for composite plug drill-outs tighten and customers continue efforts to reduce carbon emissions.”

“Looking into Q4, our customers remain focused on coming within or below their original 2021 capex budgets; however, we do not anticipate budget exhaustion, or the effects of holidays will be as severe as in previous years. We expect Q4 revenue will be flat to slightly up compared to Q3. With what we know today, we anticipate North American capex spending will increase in 2022, which coupled with the robust commodity price environment supports increased activity for 2022 over 2021.”

Operating Results

During the third quarter of 2021, the Company reported revenues of $92.9 million with gross profit of $3.5 million and adjusted gross profitD of $14.0 million. During the third quarter, the Company generated ROICE of (11)%.

During the third quarter of 2021, the Company reported selling, general and administrative (“SG&A”) expense of $11.1 million, compared to $12.2 million for the second quarter of 2021. Depreciation and amortization expense (“D&A”) in the third quarter of 2021 was $11.0 million, compared to $11.5 million for the second quarter of 2021.

The Company’s tax provision for the third quarter of 2021 was approximately $41 thousand and $163 thousand year to date. The provision for the year is primarily attributable to state and non-U.S. income taxes.

Liquidity and Capital Expenditures

During the third quarter of 2021, the Company reported net cash used in operating activities of $(1.8) million, compared to $(19.6) million for the second quarter of 2021. Capital expenditures totaled $2.1 million during the third quarter of 2021 bringing the total spent year-to-date as of September 30, 2021 to $4.9 million.

As of September 30, 2021, Nine’s cash and cash equivalents were $30.0 million, and the Company had $55.4 million of availability under the revolving credit facility, resulting in a total liquidity position of $85.4 million as of September 30, 2021.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Thursday, November 4, 2021 at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through November 18, 2021 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13723609.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which has been and may again be affected by the COVID-19 pandemic and related economic repercussions; the ability of the OPEC+ countries to agree on and comply with supply limitations; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel, technical personnel and other skilled and qualified workers; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021
Revenues	$92,868	$84,832
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	78,879	76,638
General and administrative expenses	11,114	12,167
Depreciation	6,921	7,438
Amortization of intangibles	4,029	4,091
Loss on revaluation of contingent liabilities	21	45
(Gain) loss on sale of property and equipment	(17)	950

Loss from operations	(8,079)	(16,497)
Interest expense	7,968	7,981
Interest income	(3)	(8)
Other income	(34)	(35)

Loss before income taxes	(16,010)	(24,435)
Provision for income taxes	41	95

Net loss	$(16,051)	$(24,530)
Loss per share
Basic	$(0.53)	$(0.81)
Diluted	$(0.53)	$(0.81)
Weighted average shares outstanding
Basic	30,449,286	30,424,026
Diluted	30,449,286	30,424,026
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(102)	$29

Total other comprehensive income (loss), net of tax	(102)	29

Total comprehensive loss	$(16,153)	$(24,501)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2021	June 30, 2021
Assets
Current assets
Cash and cash equivalents	$29,969	$33,128
Accounts receivable, net	58,579	58,888
Income taxes receivable	1,205	1,246
Inventories, net	43,019	41,300
Prepaid expenses and other current assets	11,084	8,741

Total current assets	143,856	143,303
Property and equipment, net	83,749	88,493
Operating lease right-of-use assets, net	33,877	34,062
Finance lease right-of-use assets, net	1,517	1,617
Intangible assets, net	120,312	124,341
Other long-term assets	2,572	2,823

Total assets	$385,883	$394,639

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$23,713	$28,597
Accrued expenses	29,455	17,805
Current portion of long-term debt	1,125	1,125
Current portion of operating lease obligations	5,689	5,732
Current portion of finance lease obligations	1,132	1,144

Total current liabilities	61,114	54,403
Long-term liabilities
Long-term debt	317,180	317,045
Long-term operating lease obligations	29,766	29,944
Long-term finance lease obligations	259	523
Other long-term liabilities	2,296	2,455

Total liabilities	410,615	404,370
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 32,840,084 and 31,350,677 shares issued and outstanding at September 30, 2021 and June 30, 2021, respectively)	328	314
Additional paid-in capital	772,135	770,997
Accumulated other comprehensive loss	(4,533)	(4,431)
Accumulated deficit	(792,662)	(776,611)

Total stockholders’ equity	(24,732)	(9,731)

Total liabilities and stockholders’ equity	$385,883	$394,639

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021
Cash flows from operating activities
Net loss	$(16,051)	$(24,530)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	6,921	7,438
Amortization of intangibles	4,029	4,091
Amortization of deferred financing costs	642	642
Amortization of operating leases	1,955	2,005
Recovery of doubtful accounts	(148)	(118)
Provision for inventory obsolescence	408	2,356
Stock-based compensation expense	1,153	1,028
(Gain) loss on sale of property and equipment	(17)	950
Loss on revaluation of contingent liabilities	21	45
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	419	(10,599)
Inventories, net	(2,163)	(4,874)
Prepaid expenses and other current assets	(3,336)	3,880
Accounts payable and accrued expenses	6,388	235
Income taxes receivable/payable	41	(104)
Other assets and liabilities	(2,097)	(2,071)

Net cash used in operating activities	(1,835)	(19,626)

Cash flows from investing activities
Proceeds from sales of property and equipment	1,014	1,140
Purchases of property and equipment	(1,712)	(692)

Net cash provided by (used in) investing activities	(698)	448

Cash flows from financing activities
Payments on Magnum promissory notes	(281)	—
Purchases of senior notes	—	—
Payments on finance leases	(276)	(270)
Payments of contingent liabilities	(46)	(34)
Vesting of restricted stock	(1)	(341)

Net cash used in financing activities	(604)	(645)

Impact of foreign currency exchange on cash	(22)	(31)

Net decrease in cash and cash equivalents	(3,159)	(19,854)
Cash and cash equivalents
Beginning of period	33,128	52,982

End of period	$29,969	$33,128

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021
Calculation of gross profit (loss)
Revenues	$92,868	$84,832
Cost of revenues (exclusive of depreciation and amortization shown separately below)	78,879	76,638
Depreciation (related to cost of revenues)	6,437	6,917
Amortization of intangibles	4,029	4,091

Gross profit (loss)	$3,523	$(2,814)

Adjusted gross profit reconciliation
Gross profit (loss)	$3,523	$(2,814)
Depreciation (related to cost of revenues)	6,437	6,917
Amortization of intangibles	4,029	4,091

Adjusted gross profit	$13,989	$8,194

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021
EBITDA reconciliation:
Net loss	$(16,051)	$(24,530)
Interest expense	7,968	7,981
Interest income	(3)	(8)
Provision for income taxes	41	95
Depreciation	6,921	7,438
Amortization of intangibles	4,029	4,091

EBITDA	$2,905	$(4,933)
Loss on revaluation of contingent liabilities (1)	21	45
Restructuring charges	375	745
Stock-based compensation expense	1,153	1,028
(Gain) loss on sale of property and equipment	(17)	950
Legal fees and settlements (2)	17	1,735

Adjusted EBITDA	$4,454	$(430)

(1)	Amounts relate to the revaluation of contingent liabilities associated with the Company’s 2018 acquisitions
(2)	Amounts represent fees, legal settlements and/or accruals associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021
Net loss	$(16,051)	$(24,530)
Add back:
Interest expense	7,968	7,981
Interest income	(3)	(8)
Restructuring charges	375	745

After-tax net operating loss	$(7,711)	$(15,812)
Total capital as of prior period-end:
Total stockholders’ equity	$(9,731)	$14,083
Total debt	322,031	322,031
Less: cash and cash equivalents	(33,128)	(52,982)

Total capital as of prior period-end:	$279,172	$283,132

Total capital as of period-end:
Total stockholders’ equity	$(24,732)	$(9,731)
Total debt	321,750	322,031
Less: cash and cash equivalents	(29,969)	(33,128)

Total capital as of period-end:	$267,049	$279,172

Average total capital	$273,111	$281,152

ROIC	-11%	-22%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021
Reconciliation of adjusted net loss:
Net loss	$(16,051)	$(24,530)
Add back:
Restructuring charges	375	745

Adjusted net loss	$(15,676)	$(23,785)
Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	30,449,286	30,424,026
Loss per share:
Basic loss per share	$(0.53)	$(0.81)
Adjusted basic loss per share	$(0.51)	$(0.78)

(a)	Amount represents the difference between the repurchase price and the carrying amount of Senior Notes repurchased during the respective period.

AAdjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) loss or gain on the extinguishment of debt and (vi) the tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

CAdjusted Basic Earnings (Loss) Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings (Loss) Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

DAdjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.

EReturn on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.